Exhibit 10.D.01

COMMISSION AGREEMENT

This Commission Agreement (" Agreement") is between OptiCon Systems, Inc., with a principal place of business at Tollway Plaza Center, 15950 North Dallas Parkway Suite 400, Dallas, TX 75248 ("Opticon" or "Company") and Management Solutions International, Inc., a Florida corporation with a principal place of business at 280 Wekiva Springs Road, Suite 201, Longwood, Florida 32779 ("MSI" or "Agent") and its partners in Europe.

In consideration of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1. AGENCY: OptiCon appoints MSI as its non-exclusive agent for the following purposes:

To sell OptiCon's software to customers located throughout Europe and the Middle East.

2. INDEPENDENT CONTRACTOR: This Agreement shall not render the Agent an employee, partner, or joint venturer with the Company for any purpose. The Agent is and will remain an independent contractor in his or her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Agent's compensation hereunder. The Agent shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

3. DUTIES: The following duties shall be required of MSI:

MSI shall use its best efforts to facilitate sales of OptiCon Software to customers located in Europe and the Middle East.

The following duties shall be required of OptiCon:

OptiCon Systems, Inc, at their own expense, shall provide MSI will all necessary documentation and materials required in order to facilitate MSI's sales efforts. This includes, but is not limited to; brochures, marketing materials, product specification, test results, requests for quotes and responses, and business cases. OptiCon will be responsible for driving the sales process including but not limited to: Presentations, proposals and contract negotiations.

4. COMMISSION: As compensation for MSI's services, OptiCon shall pay MSI the following commission percentage: 10% of the gross revenue received as a result of MSI's efforts to sell OptiCon Software to potential customers located throughout Europe and the Middle East. MSI agrees to notify OptiCon in writing when they establish a company as a prospect. These notifications will become an attachment to this contract and all of the provisions of this agreement. OptiCon agrees to pay these commissions to MSI within 10 days after OptiCon's receipt of payment from the end customer for the duration of the R&D out of the project.

5. TERM: The term of this Agreement shall commence on the Effective Date and shall expire one (1) year thereafter ("Initial Term"), and shall be automatically renewed for an additional six (6) months unless terminated by either party in writing thirty (30) days prior to the expiration of the InitialTerm.

6. MODIFICATION: This Agreement may not be modified except by amendment reduced to writing and signed by both Company and Agent. No waiver of this Agreement shall be construed as a continuing waiver or consent to any subsequent breach thereof

7. ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein and supersedes all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in the Agent's duties or commission will not affect the validity or scope of this Agreement.

8. GOVERNING LAW: CONSENT TO PERSONAL JURISDICTION: TIllS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF Texas WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. AGENT HEREBY EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF Texas FOR ANY LAWSUIT FILED THERE AGAINST THE AGENT BY THE COMPANY ARISING FROM OR RELATING TO THIS AGREEMENT.

9. SEVERABILITY: If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

10. ATTORNEY FEES: In the event that this Agreement becomes subject to litigation between the parties hereto, the parties agree that the prevailing party shall be entitled to an award of attorney's fees, costs, and the prevailing statutory interest from the other party.

11. ADDITIONNAL ACKNOWLEDGMENTS: Both parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

12. FURTHER DOCUMENT: If any other provisions or agreements are necessary to enforce the intent of this document, both parties agree to execute such provisions or agreements upon request.

This Agreement, consisting of 3 pages, including this page, is entered into this the 25th day of April, 2006.

/s/ Keith Jablon	April 25, 2006
Keith Jablon, Vice-President	Date
Management Solutions International

/s/ John Marshall Batton	April 27, 2006
John Marshall Batton, President	Date
OptiCon Systems, Inc.